BY-LAWS

                                 OF

                       BENTLEY INTERNATIONAL, INC.

                         AS AMENDED AND RESTATED






                                               Effective As Of:  March 31, 1998

                               TABLE OF CONTENTS

                                                                           Page


ARTICLE I. - OFFICES..........................................................1

ARTICLE II. - SHAREHOLDERS....................................................1
         Section 2.01.     Annual Meeting.....................................1
         Section 2.02.     Special Meetings...................................1
         Section 2.03.     Place of Meeting...................................1
         Section 2.04.     Notice of Meeting..................................2
         Section 2.05.     Meetings, How Convened.............................2
         Section 2.06.     Closing Transfer Books; Record Date................2
         Section 2.07.     Voting Lists.......................................3
         Section 2.08.     Quorum.............................................3
         Section 2.09.     Proxies............................................3
         Section 2.10.     Voting of Shares...................................4
         Section 2.11.     Voting of Shares by Certain Holders................4
         Section 2.12.     Shareholder Action Without a Meeting...............4
         Section 2.13.     Cumulative Voting Rights Denied....................4
         Section 2.14.     Shareholders' Right to Examine Books and Records...4
         Section 2.15.     Shares of Other Corporations.......................5
         Section 2.16.     Notice of Shareholder Nominees.....................5
         Section 2.17.     Procedures for Submission of Shareholder
                           Proposals at Annual Meeting........................6

ARTICLE III. - BOARD OF DIRECTORS.............................................6
         Section 3.01.     General Powers.....................................6
         Section 3.02.     Number, Term and Qualifications....................6
         Section 3.03.     Regular Meetings...................................7
         Section 3.04.     Special Meetings...................................7
         Section 3.05.     Notice.............................................7
         Section 3.06.     Quorum; Participation by Telephone.................7
         Section 3.07.     Manner of Acting...................................7
         Section 3.08.     Action Without a Meeting...........................7
         Section 3.09.     Resignations.......................................8
         Section 3.10.     Removal by Shareholders............................8
         Section 3.11.     Vacancies..........................................8
         Section 3.12.     Compensation.......................................8
         Section 3.13.     Presumption of Assent..............................8
         Section 3.14.     Committees.........................................8


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ARTICLE IV. - OFFICERS........................................................9
         Section 4.01.     Number.............................................9
         Section 4.02.     Election and Term of Office........................9
         Section 4.03.     Removal............................................9
         Section 4.04.     Resignations.......................................9
         Section 4.05.     Vacancies..........................................9
         Section 4.06.     Chairman of the Board of Directors.................9
         Section 4.07.     President.........................................10
         Section 4.08.     Vice President(s).................................10
         Section 4.09.     Secretary.........................................10
         Section 4.10.     Treasurer.........................................11
         Section 4.11.     Salaries..........................................11

ARTICLE V. - CONTRACTS, LOANS, CHECKS AND DEPOSITS...........................11
         Section 5.01.     Contracts.........................................11
         Section 5.02.     Loans.............................................11
         Section 5.03.     Checks, Drafts, etc...............................11
         Section 5.04.     Deposits..........................................11

ARTICLE VI. - CERTIFICATES FOR SHARES AND THEIR TRANSFER.....................11
         Section 6.01.     Certificates for Shares...........................11
         Section 6.02.     Transfer of Shares................................12

ARTICLE VII. - FISCAL YEAR...................................................12

ARTICLE VIII. - DIVIDENDS....................................................12

ARTICLE IX. - CORPORATE SEAL.................................................12

ARTICLE X. - WAIVER OF NOTICE................................................12

ARTICLE XI. - AMENDMENTS.....................................................13




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                                     BY-LAWS
                                       OF
                           BENTLEY INTERNATIONAL, INC.
                             AS AMENDED AND RESTATED



                              ARTICLE I. - OFFICES

         The principal office of the Corporation in the State of Missouri shall be located at 9719 Conway Road, St. Louis, Missouri 63124. The Corporation may have such other office(s), either within or without the State of Missouri, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         The registered office of the Corporation required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with its principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.


                           ARTICLE II. - SHAREHOLDERS

         Section 2.01. Annual Meeting. The annual meeting of the shareholders shall be held on the last Tuesday in June of each year, beginning with the year 1998, at the hour of 10:00 A.M., or at such other date and hour as shall be determined by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be arranged.

         Section 2.02. Special Meetings. A special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors at any time in their sole discretion.

         Section 2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors, except that a meeting called expressly for the purpose of removal of a director shall be held at the registered office or principal business office of the Corporation in the State of Missouri or in the city or county of the State of Missouri or in the city or county of the State of Missouri in which

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the principal  business office of the Corporation is located. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting unless such meeting is called expressly for the purpose of removal of one or more directors, in which event such meeting shall be held at the registered office or principal business office of the Corporation in the State of Missouri or in the city or county of the State of Missouri in which the principal business office of the Corporation is located. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Missouri.

         Section 2.04. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

         Section 2.05. Meetings, How Convened. Every meeting, for whatever purpose, of the shareholders of the Corporation shall be convened by the President, Secretary or other officer, or any of the persons calling the meeting by notice given as herein provided.

         Section 2.06. Closing Transfer Books; Record Date. The Board of Directors shall have power to to close the transfer books of the Corporation for a period not exceeding seventy days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books; the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights in respect of the change, conversion or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of

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record  at the time the  meeting  is  convened,  only the  shareholders  who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

         Section 2.07. Voting Lists. The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

         Section 2.08. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present, a majority of the shares so represented may adjourn the meeting until a specified date, not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Articles of Incorporation or the By-Laws of the Corporation. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.09. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies. If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more personal representatives, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.


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         Section 2.10.  Voting of Shares.  Subject to the  provisions of Section
2.13, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

         Section 2.11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his or her personal representative, either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled as a fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled as a fiduciary to vote shares held by him or her without a transfer of such shares into his or her name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 2.12. Shareholder Action Without a Meeting. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the shareholders.

         Section 2.13. Cumulative Voting Rights Denied. In all elections for directors, each shareholder entitled to vote shall have the right to cast only as many votes as shall equal the number of voting shares held by him in the Corporation. There shall be no right to cumulative voting in the election of directors.

         Section 2.14. Shareholders' Right to Examine Books and Records. This Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its shareholders and Board of Directors, and the names and places of residence of its officers; and it shall keep at its registered office or principal place of business in this state, or at the office of its transfer agent in this state, if any, books and

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records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. Each shareholder may, during normal business hours, have access to the books of the Corporation, to examine the same. The Board of Directors may, from
time  to  time,   further  prescribe   regulations  with  respect  to  any  such
examination.

         Section 2.15. Shares of Other Corporations. Shares of another corporation owned by or standing in the name of the Corporation may be voted by such person or person as may be designated by the Board of Directors and in the absence of any such designation, the President shall have the power to vote such shares.

         Section 2.16. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 2.16 shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or
(b) by any shareholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the procedures set forth in this
Section 2.16. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitations, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. In the event that a shareholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a shareholder has complied with this Section 2.16. If the inspectors shall determine that a shareholder has not complied with this Section 2.16, the inspectors shall direct the chairman of the meeting to declare to the meeting that the nomination was not made in accordance with the procedures prescribed by the By-Laws

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of the Corporation, and the  chairman shall so  declare to the  meeting and  the defective nomination shall be disregarded.

         Section 2.17. Procedures for Submission of Shareholder Proposals at Annual Meeting. At any annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who complies with the procedures set forth in this Section 2.17. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting, except in accordance with the procedures set forth in this Section 2.17. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.17, and, if he or she should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                        ARTICLE III. - BOARD OF DIRECTORS

         Section 3.01. General Powers. The property and business of the Corporation shall be controlled and managed by its Board of Directors.

         Section 3.02. Number, Term and Qualifications. The number of directors to constitute the Board of Directors shall be not less than three (3) nor more than eleven (11); provided, however, that such number may be fixed, from time to time, at not less than three (3) nor more than eleven (11) by a resolution of the Board of Directors. Each director shall hold office until his or her successor shall have been elected and qualified. The directors need not be residents of the State of Missouri or shareholders of the Corporation.


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         Section  3.03.  Regular  Meetings.  A regular  meeting  of the Board of
Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.04. Special Meetings. A special meeting of the Board of Directors may be called by, or at the request of, the President or any director. The person or persons authorized to call such special meeting of the Board of Directors may fix any place, either within or without the State of Missouri, as the place for holding such special meeting.

         Section 3.05. Notice. Notice of any special meeting shall be delivered at least two days prior thereto by written notice delivered personally or left at or mailed to each director at his or her business or residence address, or by telegram or telefax. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram or telefax, such notice shall be deemed to be delivered when the text of the telegram or telefax is delivered to the telegraph or telefax company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.06. Quorum; Participation by Telephone. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Members of the Board of Directors may participate in a meeting of the Board of Directors, whether regular or special, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

         Section 3.07. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a different number is required by statute, the Articles of Incorporation or these By-Laws.

         Section 3.08. Action Without a Meeting. Any action that may be taken at a meeting of the Board of Directors or of a committee of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors of the committee, as the case may be. Such written consents shall be filed by the Secretary with the minutes of the proceedings of the Board of Directors or of the committee, as the case may be, and shall have the same force and effect as a unanimous vote at a meeting duly held.


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         Section  3.09.  Resignations.  Any  director  may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the President or the Secretary shall be effective upon delivery, unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

         Section 3.10. Removal by Shareholders. At a meeting called expressly for that purpose, the entire Board of Directors, or any individual director or directors, may be removed with or without cause upon the affirmative vote of the holders of a majority of the shares then entitled to vote at a meeting of shareholders called for an election of directors; provided, however, that if less than the entire Board of Directors is to be so removed without cause, no individual director may be so removed if the votes cast against such director's removal would be sufficient to elect such director. If there are classes of directors, no one director may be removed if the votes cast against such director's removal would be sufficient to elect the director at an election of the class of directors of which the director is a part.

         Section 3.11. Vacancies. In the case of the death, incapacity or resignation of one or more of the directors, or in the case of a newly created directorship resulting from any increase in the number of directors to constitute the Board of Directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may fill the vacancy or vacancies until the next election of directors by the shareholders.

         Section 3.12. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless the director dissents or abstains at such meeting, and the fact of such dissent or abstention (a) is entered in the minutes of the meeting, or (b) shall be filed by the director in writing with the person acting as secretary of the meeting before the adjournment thereof, or (c) shall have been recorded by the director and forwarded by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 3.14. Committees. The Board of Directors, by resolution adopted by a majority of the Board, may designate two or more directors to constitute (a) an executive committee, which committee shall have and exercise all of the authority of the Board of Directors in the

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management of the  Corporation,  or (b) any other committee which shall have the name, purpose, power and authority delegated to it by such resolution.


                             ARTICLE IV. - OFFICERS

         Section 4.01. Number. The officers of the Corporation shall be the President, one or more Vice Presidents (the number and descriptive title thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors or appointed by the President, with the approval of the Board. Any two or more offices may be held by the same person.

         Section 4.02. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

         Section 4.03. Removal. Any officer, agent, or other employee elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the President or the Secretary shall be effective upon delivery unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05. Vacancies. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 4.06. Chairman of the Board of Directors. The Board of Directors may appoint a Chairman of the Board of Directors, who shall be a director but need not be a shareholder of the

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Corporation.  The Chairman shall preside at all meetings of the shareholders and the Board of Directors and in his absence, the President shall so preside. The Chairman of the Board of Directors shall perform such other duties as from time to time may be assigned to the Chairman of the Board of Directors by the Board of Directors.

         Section 4.07. President. The President shall be the chief operating officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President may vote in person or by proxy shares in other corporations standing in the name of this Corporation. The President shall in general perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 4.08. Vice President(s). In the absence of the President, whether due to resignation, incapacity or any other cause, or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of President, and when so acting, shall have all powers of and be subject to all the restrictions upon the President. The Vice President shall exercise such powers only so long as the President remains absent or incapacitated, or until the Board of Directors elects a new President. Any Vice President may sign, with the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         Section 4.09. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice
President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) shall have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.


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



         Section 4.10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and
(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with surety or sureties as the Board of Directors shall determine.

         Section 4.11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation and participated in determining and voting upon the salary.


               ARTICLE V. - CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 5.02. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


            ARTICLE VI. - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 6.01. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.


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         The shares of the  Corporation  shall be  represented  by  certificates signed  by the  President  or a Vice  President,  and  by  the  Secretary  or an
Assistant   Secretary  or  the  Treasurer  or  an  Assistant  Treasurer  of  the
Corporation and sealed with the seal of the Corporation or a facsimile thereof. Any signatures on the certificates may be facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms as the Board of Directors may prescribe.

         Section 6.02. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


                           ARTICLE VII. - FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.


                            ARTICLE VIII. - DIVIDENDS

         The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.


                          ARTICLE IX. - CORPORATE SEAL

         The Board of Directors shall provide a corporate seal in the form of a circle with the name of the Corporation inscribed thereon.


                          ARTICLE X. - WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or of the Articles of Incorporation or of The

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


General and Business Corporation Law of Missouri, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                            ARTICLE XI. - AMENDMENTS

         These By-Laws may be altered, amended or repealed and new By-Laws adopted by action of a majority of the directors at any regular or special meeting of the directors.

         Adopted on March 31, 1998.


                                           /s/ Lloyd R. Abrams
                                           President and Chief Executive Officer




ATTEST:

/s/ Ramakant Agarwal
Vice President, Chief Financial
Officer and Secretary



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